                                                                EXHIBIT 23.14(A)

                         INDEPENDENT AUDITORS' CONSENT

To Stockholders
Family County Video, Inc.,
Springford W.C. Video, Inc.,
Park Towne W.C. Video, Inc.,
Bloomsburg W.C. Video, Inc.,
Shamoklin W.C. Video, Inc.,
C + V Group, inc.

We consent to the inclusion of our report dated September 20, 1996 with respect to the combined balance sheets of Curran, Skypala, Zimmerman W.C. Video Group, which includes Family Country Video, Inc., Springford W.C. Video, Inc., Park Towne W.C. Video, Inc., Bloomsburg W.C. Video, Inc., Shamoklin W.C. Video, Inc., and C + V Group, Inc., as of December 31, 1995 and 1994, and the related combined statements of income, stockholders' equity (deficit) and cash flows for the years then ended, which report appears in the prospectus supplement of West Coast Entertainment Corporation to be filed on or about October 28, 1996 and to the reference of our firm under the heading "Updates to Experts" in the prospectus supplement.

Kurtz, McNaney & Company

Reading, Pennsylvania
October 28, 1996

                                                                EXHIBIT 23.14(B)

                         INDEPENDENT AUDITORS' CONSENT

To Stockholders
Coventry Video, Inc.
Pottstown Video, Inc.

We consent to the inclusion of our report dated September 20, 1996 with respect to the balance sheets of Coventry Video, Inc. and Pottstown Video, Inc. as of December 31, 1995 and 1994, and the related statements of income, stockholders' equity (deficit) and cash flows for the years then ended, which report appears in the prospectus supplement of West Coast Entertainment Corporation to be filed on or about October 28, 1996 and to the reference of our firm under the heading "Updates to Experts" in the prospectus supplement.

Kurtz, McNaney & Company

Reading, Pennsylvania
October 28, 1996